SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                     POST-EFFECTIVE AMENDMENT NO. 9
                           (AMENDMENT NO. 11)
                                   TO
                                FORM U-1
  APPLICATION/DECLARATION WITH RESPECT TO (1) PROPOSED REVOLVING CREDIT FACILITY FOR NORTHEAST UTILITIES ("NU"), THE CONNECTICUT LIGHT AND POWER
COMPANY ("CL&P") AND WESTERN MASSACHUSETTTS ELECTRIC COMPANY ("WMECO") AND

(2) INCREASES AND EXTENSIONS OF SHORT-TERM BORROWING LIMITS OF NU, CL&P, WMECO, PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE, HOLYOKE WATER POWER COMPANY
                   AND NORTH ATLANTIC ENERGY CORPORATION
            UNDER THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

Northeast Utilities                               The Connecticut Light
Western Massachusetts Electric Company            and Power Company
174 Brush Hill Avenue                             107 Selden Street
West Springfield, MA 01090-0010                   Berlin, CT 06037

Holyoke Water Power Company        Public Service Company of New Hampshire
Canal Street                       North Atlantic Energy Corporation
Holyoke, MA 01040                  1000 Elm Street
                                   Manchester, NH 03015

(Name of companies filing this statement and addresses of principal executive offices)
                         NORTHEAST UTILITIES
               (Name of top registered holding company)
                         Robert P. Wax, Esq.
             Vice President, Secretary and General Counsel
                    Northeast Utilities Service Company
                          107 Selden Street
                          Berlin, CT 06037
               (Name and address of agent for service)

The Commission is requested to mail signed copies of all orders, notices and communications to:

Jeffrey C. Miller, Esq.                 David R. McHale
Assistant General Counsel               Assistant Treasurer - Finance
Northeast Utilities Service Company     Northeast Utilities Service Company
107 Selden Street                       107 Selden Street
Berlin, CT 06037                        Berlin, CT 06037

                         Richard C. MacKenzie, Esq.
                         Day, Berry & Howard
                         CityPlace I
                         Hartford, CT  06103-3499











     The Application/Declaration in this proceeding, as previously amended, is further amended as follows:

1.   The following exhibit is filed herewith:

     (a) Exhibits

      F.3 Opinion of Counsel

                                   SIGNATURES

     Pursuant to the requirements of the Public Utility Holding Company Act of 1935, as amended, the undersigned have duly caused this Amendment to be signed on behalf of each of them by the undersigned thereunto duly authorized.


Date:  January 14, 1998

                              NORTHEAST UTILITIES
                              THE CONNECTICUT LIGHT AND POWER COMPANY
                              WESTERN MASSACHUSETTS ELECTRIC COMPANY
                              PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE
                              HOLYOKE WATER POWER COMPANY
                              NORTH ATLANTIC ENERGY CORPORATION

                         By:  /s/David R. McHale
                              Assistant Treasurer - Finance